Exhibit 21.1

ENERSYS

Subsidiaries

Subsidiary	Jurisdiction of Incorporation or Organization
EnerSys Australia Pty Ltd.	Australia
EnerSys GmbH	Austria
EnerSys SPRL	Belgium
EnerSys Participacoes Ltda.	Brazil
EnerSys AD (98%)	Bulgaria
EnerSys Canada Inc.	Canada
EnerSys Cayman Euro L.P.	Cayman Islands
EnerSys Cayman Holdings L.P.	Cayman Islands
EnerSys Cayman Inc.	Cayman Islands
EnerSys Cayman L.P.	Cayman Islands
YCI, Inc.	Cayman Islands
EnerSys (Chaozhou) Huada Batteries Company Limited	China
EnerSys (China) Huada Batteries Company Limited	China
EnerSys (Jiangsu) Huada Batteries Company Limited (91%)	China
Shenzhen Huada Power Supply Mechanical & Electrical Co. Ltd. (80%)	China
EnerSys, s.r.o.	Czech Republic
EnerSys A/S	Denmark
EnerSys Europe Oy	Finland
EnerSys SARL	France
GAZ GmbH	Germany
Hawker GmbH	Germany
EnerSys Asia Limited	Hong Kong
EnerSys Hungária Kft.	Hungary
EnerSys Battery Private Limited	India
EnerSys S.r.l.	Italy
EnerSys Holdings (Luxembourg) Sarl	Luxembourg
EnerSys Luxembourg Finance Sarl	Luxembourg
EnerSys de Mexico, S.A. de CV	Mexico
Powersonic, S.A. de CV	Mexico
Yecoltd, S. de R.L. de CV	Mexico
EnerSys AS	Norway
EnerSys sp. z o.o.	Poland
Powersafe Acumuladores Industrialis Unipessoal, Lda.	Portugal
EnerSys CJSC	Russia
EnerSys Reserve Power Pte. Ltd.	Singapore
Acumuladores Industriales EnerSys SA	Spain
EnerSys AB	Sweden
Oerlikon Batterier AB	Sweden
EH Europe GmbH	Switzerland
OEB Traktionsbatterien AG	Switzerland
EnerSys BV	The Netherlands
EnerSys Assad Sarl (51%)	Tunisia
EnerSys Holdings UK Ltd.	United Kingdom
EnerSys Ltd.	United Kingdom
EnerSys Advanced Systems Inc.	Delaware
EnerSys Capital Inc.	Delaware
EnerSys Delaware LLC I	Delaware
EnerSys Delaware LLC II	Delaware
EnerSys Delaware LLC III	Delaware
EnerSys Delaware LLC IV	Delaware
EnerSys European Holding Co.	Delaware
EnerSys Delaware Inc.	Delaware
EnerSys Mexico Management LLC	Delaware
Esfinco, Inc.	Delaware
Esrmco, Inc.	Delaware
EnerSys Energy Products Inc.	Delaware
Hawker Powersource, Inc.	Delaware
Hawker Power Systems, Inc.	Delaware
Modular Energy Devices, Inc. (75%)	Delaware
New Pacifico Realty, Inc.	Nevada